                                                                    Exhibit 99.1

PRESS RELEASE

FROM:
NYSE:  NLY

                        ANNALY MORTGAGE MANAGEMENT, INC.
                          12 EAST 41ST STREET SUITE 700
                               NEW YORK, NY 10017

FOR FURTHER INFORMATION

Timothy J. Guba, President & COO
Kathryn F. Fagan, Treasurer & CFO
(212) 696-0100  (888) 8Annaly
www.annaly.com

FOR IMMEDIATE RELEASE

April 16, 2001

           ANNALY INCREASES EARNINGS AND BOOK VALUE DURING THE QUARTER

New York, New York - April 16, 2001 - Annaly Mortgage Management, Inc. (NYSE:
NLY) (the "Company") today reported earnings for the quarter ended March 31, 2001 of $8,330,273 or $0.38 per average share outstanding, as compared to $4,848,362, or $0.35 per average share outstanding for the quarter ended March 31, 2000. Weighted average shares outstanding were 21,851,481 and 13,660,539 for the quarters ended March 31, 2001 and 2000, respectively. As previously reported, the Company completed offerings of common stock during the quarter issuing an aggregate of 11,150,000 shares, with aggregate net proceeds of approximately $99.3 million.

For the quarter ended March 31, 2001, the yield on average earnings assets was 6.78% and the cost of funds on the average repurchase balance was 5.68%. For the quarter ended March 31, 2000, the yield on average assets was 6.80% and the cost of funds on the average repurchase balance was 5.80%. The interest rate spread increased to 1.10% in the quarter ended March 31, 2001 from 1.00% for the quarter ended March 31, 2000. The interest spread this quarter increased by 0.65% over the fourth quarter of 2000. For the quarter ended March 31, 2001, the Company's gain on sale of assets was $269,478, as compared to the prior year of $106,853. General and administrative expenses, as a percent of average assets was 0.13% and 0.16% for the quarters ended March 31, 2001 and 2000, respectively. The Company was able to provide a return on average equity of 17.20% for the quarter ended March 31, 2001. Dividends declared for the quarter were $0.30 per share. The dividend yield for the quarter, based on the March 30, 2001 closing price of $11.26, was 10.66%.

At March 31, 2001, the Company had a book value of $9.80, which was a 25% increase from the March 31, 2000 book value of $7.84. The book value increased by approximately 5% from the December 31, 2000 book value of $9.34. The Company classifies all investment securities as "available for sale." Consequently, the entire portfolio is recorded at market value. Fixed rate mortgage-backed securities comprised approximately 28% of the Company's portfolio at March 31, 2001. The balance of the portfolio was comprised of 55% adjustable rate mortgages and 17% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk in its portfolio. As of March 31, 2001, all of the assets in the Company's portfolio were FNMA, GNMA or FHLMC securities, which carry an implied "AAA" rating. No derivatives, interest rate swaps, swaptions, options, currency swaps, total rate of return swaps were acquired. As of March 31, 2001, all assets in the portfolio were REIT eligible assets.

We increased our earnings per share by 36% from the fourth quarter of 2000, while increasing book value per share by 5%. We were able to use the inflow of equity to effectively grow the balance sheet of the Company and ultimately increase distributions to stockholders. In addition to the inflow of capital, favorable interest spreads allowed us to increase net interest income. General and administrative expenses also declined as a percentage of average assets. Due to the larger asset base, we were able to take advantage of economies of scale.

The Company is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the costs of borrowing to finance its acquisition of mortgage-backed securities. The Company has elected to be taxed as a real estate investment trust ("REIT") and currently has 25,701,458 shares of common stock outstanding.

The Company will hold the quarterly earnings conference call Monday April 16, 2001 at 11:30 a.m. EST. The number to call is 1-800-388-8975. If you would like to be added to the e-mail distribution list, please email rmiller@annaly.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," " anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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                         ANNALY MORTGAGE MANAGEMENT, INC
                                 BALANCE SHEETS

                                                             MARCH 31,
                                                                2001             DECEMBER 31,
                                                             (UNAUDITED)            2000
                                                          ----------------   ----------------
            ASSETS

Cash and cash equivalents                                      $   43,183           $113,061
Mortgage-Backed Securities, at fair value                   3,500,609,873      1,978,219,376
Receivable for Mortgage-Backed Securities sold                       -            44,933,631
Accrued interest receivable                                    22,104,991         11,502,482
Other assets                                                      323,179            260,238
                                                          ----------------   ----------------

Total assets                                               $3,523,081,226     $2,035,028,788
                                                          ================   ================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                                    $3,118,300,000     $1,628,359,000
  Payable for Mortgage-Backed Securities purchased            129,913,257        258,798,138
  Accrued interest payable                                     14,694,685          8,314,414
  Dividends payable                                             7,710,437          3,630,745
  Accounts payable                                                579,765            284,105
                                                          ----------------   ----------------

Total liabilities                                           3,271,198,144      1,899,386,402
                                                          ----------------   ----------------

Stockholders' Equity:
  Common stock: par value $.01 per share; 100,000,000
    authorized, 25,701,458 and 14,522,978 shares issued
    and outstanding, respectively                                 257,015            145,230
  Additional paid-in capital                                  247,158,796        147,844,861
  Accumulated other comprehensive loss                          3,150,882       (13,044,259)
  Retained earnings                                             1,316,389            696,554
                                                          ----------------   ----------------

Total stockholders' equity                                    251,883,082        135,642,386
                                                          ----------------   ----------------

Total liabilities and stockholders' equity                 $3,523,081,226     $2,035,028,788
                                                          ================   ================


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                         ANNALY MORTGAGE MANAGEMENT, INC
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                       FOR THE QUARTER         FOR THE QUARTER
                                                                       ENDED MARCH 31,         ENDED MARCH 31,
                                                                            2001                     2000
                                                                      -----------------       -----------------
  INTEREST INCOME FROM MORTGAGE-BACKED
    SECURITIES AND CASH                                                    $42,434,421             $24,616,782

  INTEREST EXPENSE ON REPURCHASE AGREEMENTS                                 33,453,077              19,292,954
                                                                      -----------------       -----------------

  NET INTEREST INCOME                                                        8,981,344               5,323,828

  GAIN ON SALE OF MORTGAGE-BACKED SECURITIES                                   269,478                 106,853

  GENERAL AND ADMINISTRATIVE EXPENSES                                          920,549                 582,319
                                                                      -----------------       -----------------

  NET INCOME                                                                $8,330,273              $4,848,362
                                                                      -----------------       -----------------

  OTHER COMPREHENSIVE INCOME
    Unrealized gain on available-for-sale securities                        16,464,619               3,362,139
    Less:  reclassification adjustment for net gains included
       in net income                                                          (269,478)               (106,853)
                                                                      -----------------       -----------------
    Other comprehensive gain                                               $16,195,141              $3,255,286
                                                                      -----------------       -----------------
  COMPREHENSIVE INCOME                                                     $24,525,414              $8,103,648
                                                                      =================       =================
  NET INCOME PER SHARE:
    Basic                                                                        $0.38                   $0.35
                                                                      =================       =================

    Diluted                                                                      $0.37                   $0.35
                                                                      =================       =================

  AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic                                                                   21,851,481              13,660,539
                                                                      =================       =================

    Diluted                                                                 22,443,094              13,971,112
                                                                      =================       =================